Exhibit 10.4

FIRST AMENDMENT TO LEASE AGREEMENT

THIS First Amendment to Lease Agreement (the “Amendment”), is entered into as of this 16th day of April 2013 (the “Effective Date”) by and between PKY FUND II Charlotte I, LLC, a Delaware limited liability company (the “Landlord”) and UBL Interactive, Inc., a Delaware corporation (the “Tenant”).

W I T N E S S E T H:

WHEREAS, Landlord and Tenant are parties to that certain Lease Agreement dated December 5, 2013 (the “Lease”), whereby Landlord leases to Tenant certain office space consisting of approximately 7,113 rentable square feet of space commonly known as Suite 202 (the “Premises”) located on the second floor of the building located at 6701 Carmel Road, Charlotte, North Carolina 28226, commonly known as the Davie building (the “Building”) for a term that is scheduled to expire on July 31, 2016 (the “Term”);

WHEREAS, Landlord and Tenant desire to extend the term an additional twelve (12) months and to make certain other alterations and modifications to the Lease.

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, and other good and valuable consideration, Landlord and Tenant hereby agree as follows:

1. Recitals. The foregoing recitals are true and are incorporated into this Amendment.

2. Definitions.  Unless otherwise defined in this Amendment, all capitalized terms used in this Amendment shall have the respective meaning ascribed to them in the Lease.

3. Effective Date.  Unless otherwise set forth herein, the agreements contained herein shall be effective as of the Effective Date of this Amendment.

4. Amendments.  Landlord and Tenant hereby agree that the Lease shall be amended as follows:

4.1           Extension of Term. The Term of the Lease is hereby extended for a term (the “Extension Term”) by twelve (12) months such that the Extension Term shall commence on August 1, 2016 and expire on July 31, 2017 (the “Expiration Date”), the last day of the last calendar month of the extended term.

4.2           Base Rent during Extension Term.  Unless and until modified herein, the rental obligation of Tenant under the Lease shall be and remain governed by the terms of the Lease in effect as of the Effective Date hereof.  Effective upon the commencement of the Extension Term, Tenant’s obligation for the payment of rent shall be modified as set forth below.

(a)           Base Rent during Extension Term.  Effective as of the commencement of the Extension Term, the Base Rent, as defined in Section 1(i) of the Lease Agreement, applicable during the Extension Term shall be calculated as set forth below:

From	Through	Annual Base Rent PRSF	Monthly Installment
8/1/2016	7/31/17	$20.14	$11,937.99

(b)	Base Rent Adjustment. The Base Rent Adjustment provisions of the Lease shall continue to apply throughout the Extension Term.

4.3           Improvements to Premises.  The Improvement Allowance shall be modified in Section 1(c) of Exhibit D-1 to Lease, Workletter,  and shall read as follows:

“c.	“Improvement Allowance” shall mean an allowance of $8.50 per square foot of Rentable Area of Premises, to be provided by Landlord as set forth in the Improvement Allowance Section below.”

4.4           Extension Option.  Section 53 of the Lease, entitled, Extension Option, shall remain in full force and effect.

4.5           Right of First Refusal.   Section 54 of the Lease, entitled, Right of First Refusal, shall remain in full force and effect.

4.6           Agency Disclosure.  Parkway Realty Services, LLC (Attention: Bob Smith) (“Landlord’s Authorized Broker”) represents Landlord’s interests in connection with this transaction and shall be paid by Landlord for its services pursuant to a separate, written agreement fully executed by Landlord’s Authorized Broker and Landlord prior to full execution of this Amendment.  Tenant warrants and represents that it has had no dealings with any broker in connection with the negotiation or execution of this Amendment other than Landlord’s Authorized Broker and Office Properties of Charlotte, LLC (Attention: John Stipp) (“Tenant’s Authorized Broker”).  Tenant’s Authorized Broker represents Tenant’s interests in connection with this transaction and shall be paid by Landlord for its services pursuant to a separate, written agreement fully executed by Tenant’s Authorized Broker and Landlord prior to full execution of this Amendment.  Except as expressly provided above, Landlord will not be responsible for, and Tenant will indemnify, defend, and hold Landlord harmless from and against, any brokerage or leasing commission or finder’s fee claimed by any party in connection with this Amendment.

5.                      Lease in Effect. Except as modified herein, all terms and conditions of the Lease in effect as of the Effective Date hereof shall be and remain in full force and effect, and the same are hereby ratified and affirmed by Landlord and Tenant.

[SIGNATURES ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment or have caused their duly authorized representatives to execute same in three (3) original counterparts, as of the day and year first above written.

Landlord:		Tenant:
PKY FUND II Charlotte I LLC		UBL Interactive, Inc
By:	Parkway Properties Office Fund II, L.P.,	a Delaware Corporation
a Delaware limited partnership, its sole member

By:	PPOF II, LLC,
a Delaware limited liability company,its sole
general partner

By:	/s/ Bryan F. Howell (signature)	By:	/s/ Doyal Bryant (signature)

Name:	Bryan F. Howell	Name:	/s/ Doyal Bryant (print)

Its:	Vice President	Its:	CEO (title)